Exhibit 23.2




                               CINDY SHY, P.C.
______________________________________________________________________________

                        A PROFESSIONAL LAW CORPORATION



                              CONSENT OF COUNSEL

     The undersigned hereby consents to the reference to the firm of Cindy Shy, P.C, under the caption "Interest of Named Expert and Counsel" to the registration statement on Form SB-2 of Pacific WebWorks, Inc.



                              Cindy Shy, P.C.



                                /s/ Cindy Shy
                             By: ______________________________
                                    Cindy Shy


Salt Lake City, Utah
June 25, 2001

































_____________________________________________________________________________
       525 South 300 East * Salt Lake City, Utah 84111 * (801) 323-2392